Exhibit 10.3

EQUITY LIFESTYLE PROPERTIES, INC.

2014 EQUITY INCENTIVE PLAN

FORM OF OPTION AWARD AGREEMENT

Option Award Agreement (this “Agreement”) dated as of the [ ] day of [ ], 20[ ], by and between Equity Lifestyle Properties, Inc., a Maryland corporation (the "Company") and ___________ (the "Optionee"),
WHEREAS, the Company maintains the Equity Lifestyle Properties, Inc. 2014 Equity Incentive Plan (the "Plan") (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);
WHEREAS, in accordance with the Plan, the Company may from time to time grant awards of Options to its employees, directors and other persons who provide services to the Company;
WHEREAS, the Optionee is an Eligible Person under the terms of the Plan; and
WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant an Option to the Optionee subject to the terms and conditions set forth below.
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.    Grant of Stock Option.
The Company hereby grants the Optionee an option (the "Option") to purchase ___________ shares of Common Stock (“Shares”), subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent the terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth herein shall govern.
The Option is not intended to be and shall not be qualified as an "incentive stock option" under Section 422 of the Code.
2.    Exercise Price.
The Exercise Price per Share shall be $[●].
3.    Initial Exercisability.
(a)    Subject to Paragraph 5 below, the Option, to the extent that there has been no Termination of Service and the Option has not otherwise expired or been forfeited, shall first become exercisable as follows:

__________ Shares	[●]
__________ Shares	[●]
__________ Shares	[●]
The Option shall become fully exercisable upon a Change in Control occurring prior to Termination of Service or Termination of Service by reason of death or Disability.
4.    Termination of Service.
(a)    If the Optionee has a Termination of Service, other than by reason of death or Disability, the Option as then exercisable may be exercised by the Optionee during the 90-day period following the Termination of Service, or if earlier, the expiration of the term of the Option as provided under Paragraph 5 below; provided that, (i) if the Optionee dies during such 90-day period, the Successor of the Optionee may exercise the Option until the earlier of (x) 12 months from the date of the Termination of Service of the Optionee, or (y) the date on which the term of the Option expires in accordance with Paragraph 5 below, and (ii) if the Optionee has a Termination of Service by a Participating Company for Cause, any Option not exercised in full prior to such Termination of Service shall be cancelled.
(b)    In the event the Optionee has a Termination of Service on account of death or Disability, the Option as then exercisable may be exercised by the Optionee or the Successor of the Optionee, as applicable, until the earlier of (i) 12 months from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with Paragraph 5 below.
(c)    Except as otherwise provided by the Committee, no Option (or portion thereof) which had not become exercisable at or before the time of Termination of Service shall ever be or become exercisable. No provision of this Paragraph 4 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon Termination of Service.
5.    Term.
Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety upon the tenth anniversary of the date hereof. The Option shall also expire and be forfeited at such earlier times and in such circumstances as otherwise provided hereunder or under the Plan.
6.    Compliance with Law.
This Agreement, the Option and the obligation of the Company to grant and/or deliver Shares hereunder shall be subject in all respects to (a) all applicable federal, state and/or local laws, rules and regulations and (b) any registration, qualification, approval or other requirement imposed by any government or regulatory agency or body which the Committee, in its discretion, determines to be necessary or applicable. If at any time the Company determines, in its discretion, that the listing, registration or qualification of the Shares upon any national securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable, then the Company shall not be required to deliver any certificates representing the Shares to the Optionee or any other person pursuant to this Agreement unless and until such listing, registration, qualification, consent or approval has been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

7.    Miscellaneous.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF MARYLAND. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
(b)    The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof. In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Committee, shall be final and binding upon all persons.
(c)    All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to the Company’s principal office, addressed to the attention of the Board; and if to the Optionee, shall be delivered personally, sent by facsimile transmission or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph.
(d)    The failure of the Optionee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Optionee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.
(e)    The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.
(f)    Neither this Agreement nor the Plan shall confer upon the Optionee any rights of employment with the Company, including, without limitation, any right to continue in the employ of the Company, or shall affect the right of the Company to terminate the employment of the Optionee at any time, with or without cause.
(g)    This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
(h)    This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.
(i)    Except as otherwise provided in the Plan, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

(j)    Notwithstanding any provisions in this Agreement to the contrary, to the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and/or (ii) any policy that may be adopted by the Company, the options and Shares paid or payable pursuant to this Agreement shall be subject to clawback to the extent necessary to comply with such law(s) and/or policy, which clawback may include forfeiture of the options and Shares and/or repayment of amounts paid or payable pursuant to this Agreement.
(k)    This Agreement and all terms and conditions hereof shall be binding upon the parties hereto, and their successors, heirs, legatees and legal representatives.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first above written.
EQUITY LIFESTYLE PROPERTIES, INC.

By:
Name:
Title:

_______________________________________
[Name of Optionee]